UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported) April 23, 2002

                    MDU Resources Group, Inc.
     (Exact name of registrant as specified in its charter)


        Delaware                 1-3480            41-0423660
(State of other jurisdiction  (Commission       (I.R.S. Employer
    of incorporation)          File Number)   Indentification No.)


                       Schuchart Building
                     918 East Divide Avenue
                          P.O. Box 5650
                Bismarck, North Dakota 58506-5650
            (Address of principal executive offices)
                           (Zip Code)


 Registrant's telephone number, including area code (701) 222-7900


Item 5. Other Events.

     On April 23, 2002, MDU Resources Group, Inc. (the "Company") issued a press release regarding its earnings for the quarter ended March 31, 2002. A copy of this press release is hereby incorporated by reference and attached as Exhibit 99.

     The Company held a public conference call on April 24, 2002. During the course of that call, the Company indicated that on April 24, 2002, the North Dakota Public Service Commission ("NDPSC") issued an Order requiring Montana-Dakota Utilities Co. ("Montana-Dakota"), a public utility division of the Company, to reduce its North Dakota electric rates by $4.3 million on an annualized basis, effective May 8, 2002. On April 25, 2002, Montana-Dakota filed an appeal of the NDPSC Order in the District Court for Burleigh County, South Central Judicial District. The filing also requests a stay of the effectiveness of the NDPSC Order while the appeal is pending. A hearing on the motion for stay will be held on May 2, 2002.


Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit 99 - Press release issued April 23, 2002 regarding earnings for the first quarter.


                             SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                MDU RESOURCES GROUP, INC.

Date: April 29, 2002            By: /s/ Warren L. Robinson
                                    Warren L. Robinson
                                    Executive Vice President,
                                    Treasurer and Chief
                                    Financial Officer


                   EXHIBIT INDEX

Exhibit Number                     Description of Exhibit

     99                            Press release issued
                                   April 23, 2002 regarding
                                   earnings for the first
                                   quarter.